UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2012

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard
Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2012, Frederic A. Randall, Jr., Executive Vice President and Chief Strategy Officer of United Online, Inc. (the “Company”), provided the Company with notice of his voluntary resignation to be effective at the close of business on March 16, 2012.  Following his resignation, Mr. Randall will, in accordance with the terms of a consulting agreement, continue in a consulting capacity with the Company for a one-year period ending March 15, 2013 (the “Consultancy Period”).  In such capacity, Mr. Randall will provide the Company with advice in connection with the formulation and implementation of key strategic objectives.   Mr. Randall will be paid $38,483 per month for his consulting services and will be entitled to reimbursement of reasonable expenses in accordance with the terms of the consulting agreement.

The foregoing description of the material terms of Mr. Randall’s consulting arrangement with the Company does not purport to be a complete description of such arrangement and is qualified in its entirety by reference to the Consulting Agreement he has entered with the Company to become effective on March 16, 2012, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarterly period ending March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 9, 2012	UNITED ONLINE, INC.

		By:	/s/ Mark R. Goldston
Mark R. Goldston
Chairman, President and Chief Executive Officer